Exhibit 4.6

AMENDMENT
TO
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Reference is made to that certain Amended and Restated Registration Rights Agreement (the “Agreement”), dated as of April 5, 2005, by and among BROADVISION, INC., a Delaware corporation (the “Company”), and the other signatories to the Agreement (the “Buyers”). This amendment to the Agreement (this “Amendment”) is made and entered into as of this 9th day of May, 2005.

WHEREAS, Section 10 of the Agreement provides that provisions of the Agreement may be amended with the written consent of the Company and the Required Holders, and that any such amendment shall be binding upon the Company and each Buyer (and its transferees and assigns); and

WHEREAS, “Required Holders” is defined in Section 1(r) of the Agreement to mean “the holders of at least a majority of the Registrable Securities”; and

  WHEREAS, the Company and the undersigned Buyers, constituting the Required Holders, desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.                                      The definition of “Initial Effectiveness Deadline,” set forth in Section 1(j) of the Agreement, is hereby amended and restated in its entirety to read as follows:

“Initial Effectiveness Deadline” means the date that is 120 days after the Closing Date; provided, however, that, with respect to the definition of “Effectiveness Deadline” as used in the Notes, “Initial Effectiveness Deadline” means the date that is 240 days after the Closing Date.

3.                                      The Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

4.                                      This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed as of the date and year first above written.

BROADVISION, INC.

By:	/s/ William Meyer
Name: William Meyer
Title: Chief Financial Officer

PORTSIDE GROWTH & OPPORTUNITY FUND

By:	/s/ Portside Growth & Opportunity Fund
Name:
Title:

SF CAPITAL PARTNERS LTD.

By:	/s/ SF Capital Partners LTD.
Name:
Title:

MANCHESTER SECURITIES CORP.

By:
Name:
Title:

KINGS ROAD INVESTMENTS LTD.

By:
Name:
Title:

PROVIDENT PREMIER MASTER FUND, LTD.

By:
Name:
Title: